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                  AMENDMENT TO THE BELLSOUTH MANAGEMENT SAVINGS
                        AND EMPLOYEE STOCK OWNERSHIP PLAN

          This Amendment is made to the BellSouth Management Savings and Employee Stock Ownership Plan (the "Plan"), which was amended and restated effective as of January 1, 1994, and subsequently amended from time to time. The BellSouth Savings Plan Committee, under the authority delegated by the Nominating and Compensation Committee to approve amendments to the Plan, hereby amends the Plan effective as of January 1, 1995, as follows:

                                       1.

          By amending Section 5 to add a new Section 5.6 to read as follows:

               6. ADDITIONAL ALLOCATIONS. The provision of this Section 5.6 shall apply in the event that the value of the BellSouth Shares released from the ESOP Loan Suspense Account and transferred to the ESOP Fund for any Plan Year exceeds the amount required to satisfy the allocation requirements under
Section 8.3(c) and the matching requirements described in Section 5.1 for such Plan Year (after taking into account any Top-Up Contributions made earlier during the Plan Year under Section 5.5) Such excess amount is referred to in this Section 5.6 as "Excess BellSouth Shares." In that event, Units representing an investment in such Excess BellSouth Shares shall be allocated as of the last day of such Plan Year to those Participating Employees for such Plan Year who both (i) have made an After-Tax Basic Contribution or a Before-Tax Basic Contribution for such Plan Year and (ii) have an ESOP Account as of the last day of such Plan Year. The number of Units allocated to each such Participating Employee's ESOP Account shall be equal to the product

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of (a) and (b) where (a) is the total Units representing the value of such
Excess BellSouth Shares; and (b) is the quotient determined by dividing (i) such Participating Employee's Before-Tax Basic Contribution and After-Tax Basic Contributions for the Plan Year, by (ii) the Before-Tax Basic Contribution and After-Tax Basic Contribution for all such Participating Employees for such Plan Year.
                                       2.

          By renumbering Section 5.6 REFUND OF CONTRIBUTIONS as 5.7.

                                       3.

          By renumbering Section 5.4 ERRORS AND OMISSIONS IN ACCOUNTS as 5.8.


                                       4.
          By deleting amending Section 8.3(d.) to add to the end of such Section the words "and, if applicable, Section 5.6."


APPROVED this ______ day of ___________________, 1995.


BELLSOUTH SAVINGS PLAN COMMITTEE:


_______________________________________________
H.C. HENRY, JR.
Executive Vice President - Corporate Relations
Chairman



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TO:       BellSouth Savings Plan Committee

FROM:     R.N. Swilley, Secretary

DATE:     December 15, 1995

RE:       Amendment to the BellSouth Management Savings and Employee Stock
               Ownership Plan


Attached is a proposed amendment to the BellSouth Management and Employee Stock Ownership Plan (MSP) prepared by Albert G. Moore, Jr., BellSouth legal counsel, which specifies the manner in which released shares remaining at year-end should be allocated to participants.

As background, BellSouth implemented in 1990 the Leveraged Employee Stock Purchase Plan (LESOP) to provide the company matching contributions for the MSP. The repayment schedule for the loans financing the purchase of shares for the LESOP provides for loan repayments in January and July of each year. As each loan repayment is made, a fixed number of LESOP shares are released for BellSouth to use for the monthly MSP matching contributions. Each month, released shares are then allocated to participants' accounts as company match based on participants' basic contributions for that month, the matching percentage then in effect, and the BellSouth share price on the month-end allocation date.

The LESOP was designed based upon 1989 planning assumptions as that the shares released each year would provide a high percentage of the MSP matching contributions for that year without exceeding the required matching contributions for the year. This has been the case for all years prior to 1995. In 1995, however, absent a significant drop in the current BellSouth share price, the shares released by the July, 1995 loan repayments will slightly exceed the number needed for matching contributions by year-end. It is estimated that there will be approximately 18,000 excess shares in 1995. This result is largely due to the reduction in the number of plan participants as a result of the on-going force management efforts and the significant increase in the BellSouth share price during 1995.

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Applicable tax rules require that all released LESOP shares be allocated as part of company contribution by year-end. The attached amendment is designed to comply with this requirement by providing that any excess LESOP shares at year-end will be allocated to plan participants who made basic contributions to the plan during the year and who have an LESOP account balance at year-end. The shares will be allocated ratably based on the proportion of each such participant's basic contributions for the year to the total of all participants' basic contributions for the year.

I recommend the attached amendment to the BellSouth Management and Employee Stock Ownership Plan for your approval as a member of the Savings Plan Committee, and further request by your approval you authorize Chairman
H.C. Henry, Jr. to execute this amendment on behalf of the Savings Plan
Committee.

If you need any additional information, please call Ferrell Wooten on 249-2337. He or I will be glad to discuss any questions or concerns that you may have.


RECOMMENDED AND APPROVED:


/s/ R.N. Swilley
-----------------------
R.N. Swilley, Secretary


CONCURRED:

/s/ Susan K. Cooper
-----------------------
Susan K. Cooper


BELLSOUTH SAVINGS PLAN COMMITTEE:

                              APPROVED:            DATE:
                              ---------            -----

A.G. Yokley              /s/ Andrew G. Yokley     12-15-95
                         ---------------------    --------

J.R. Fitzgerald          /s/ J.R. Fitzgerald      12-15-95
                         ---------------------    --------

R.M. Dykes               /s/ R.M. Dykes           12-15-95
                         ---------------------    --------

W.W. Sessoms             /s/ W.W. Sessoms         12-15-95
                         ---------------------    --------

O.C. Donald                                       12-15-95
                         ---------------------    --------

H.C. Henry, Jr.          /s/ H.C. Henry, Jr.      12-15-95
                         ---------------------    --------